EXHIBIT 99.1



HEALTHEON/WEBMD   TO  ACQUIRE  ONHEALTH  NETWORK  COMPANY  TO  CREATE  THE  MOST
COMPREHENSIVE AND TRAFFICKED HEALTH PORTAL ONLINE

TWO LARGEST CONSUMER HEALTH SITES COMBINE TO MAKE WWW.WEBMD.COM NUMBER ONE HEALTH SITE WITH PROVEN APPEAL TO WOMEN AND ONE OF TOP 25 LARGEST INTERNET SITES IN MEDIA METRIX RANKINGS

INCREASING HEALTHEON/WEBMD'S CONSUMER BASE EXPECTED TO EXPAND PHYSICIAN AND PATIENT COMMUNICATIONS AND ACCELERATE DEPLOYMENT OF CONNECTIVITY SERVICES

ATLANTA and SEATTLE (February 16, 2000) - Healtheon/WebMD Corp. (Nasdaq: HLTH), the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry, has announced a definitive agreement to acquire OnHealth Network Company (Nasdaq: ONHN), an award-winning online health and wellness destination for consumers. With this acquisition, which combines the two largest consumer healthcare websites, WebMD expects to become the most trafficked health site for consumers and physicians. The two companies' health content and demographics are highly complementary, and the combination will create the most comprehensive source for consumer health information, communities, ecommerce and healthcare transactions on the Internet.

Under the terms of the agreement,  shareholders of OnHealth stock are to receive
 .189435 shares of Healtheon/WebMD Common Stock for each share of OnHealth stock. Closing of the transaction, which will be accounted for as a purchase transaction, is expected in the second quarter this year, subject to regulatory approval, including the effectiveness of a joint registration/proxy statement on Form S-4 to be filed with the SEC, and certain other customary conditions.

CRITICAL CONSUMER MASS WILL ACCELERATE PHYSICIAN ADOPTION OF NEW SERVICES

Based on Media Metrix's report issued in January, 90% of the audience for the two combined sites is unduplicated. The additional consumer base brought to Healtheon/WebMD as part of this acquisition is anticipated to create critical consumer mass, which can be leveraged to encourage physician adoption and utilization of new Healtheon/WebMD planned services and transactions.

"We believe that this acquisition will increase the direction of consumers to one single portal, supporting our business model of bringing together the physician and consumer to connect them with the entire healthcare industry and facilitate a better healthcare delivery system," said Jeff Arnold, chief executive officer of Healtheon/WebMD. "We will quickly enhance the breadth and depth of our consumer offerings with OnHealth's quality, original content and tools to solidify WebMD's position as the leading Internet portal for health in the broadest sense."

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IMMEDIATE   INTEGRATION  OF  CONTENT,   MARKETING  AND  ADVERTISING  YIELDS  NEW
OPPORTUNITIES

Healtheon/WebMD and OnHealth Network Company anticipate integrating content, advertising and sponsorship programs immediately to leverage the sites' complementary demographics and content focus. Partners and advertisers will now have the opportunity to leverage the combined critical mass, resources and strategic media assets of WebMD and OnHealth Network to increase brand awareness with integrated campaigns across multiple media vehicles including broadcast, cable, print, online, physician's office and in-store. Specifically, the combined companies' advertisers can leverage Healtheon/WebMD's strategic relationships with News Corporation, CNN, Reader's Digest and others for integrated programming and cross-promotion on a global scale. It also accelerates WebMD's ability to leverage several recently announced strategic partnerships and alliances with major healthcare companies including Medtronic, Humana and retail drugstore chain CVS.

OnHealth has attracted more than 100 advertisers and eCommerce partners and developed customized sponsorship programs for many of these leading marketers such as American Express, AstraZeneca Pharmaceutical, Merck, The Ford Motor
Company,  Glaxo  Wellcome,  Nieman  Marcus,  Proctor  and Gamble  and  Johnson &
Johnson.

"OnHealth's consumer marketing and content sensibility is a natural fit and perfect addition to Healtheon/WebMD's strong offering and creates the clear winner in the ehealth category," said Robert Goodman, president and CEO of OnHealth Network Company. "We bring programming and communities focused on health and wellness, which augments WebMD's content competencies in diseases and therapies. By combining our content assets, we cover virtually every conceivable topic in healthcare, medicine and wellness."

The benefits of bringing these two complementary companies together can be categorized in four primary areas.

o Consumer/Physician Momentum - With increasing numbers of consumers relying on WebMD for information and services covering all healthcare areas, Healtheon/WebMD is well positioned to attract more physicians and their patients to its new transactional services. WebMD will act as a catalyst for healthcare improvement - bringing patients and their caregivers together in ways that enrich the relationship for both groups with services such as prescription refills, appointment scheduling, insurance claims verification and personal health record.

o Enriched Consumer Experience - As a combined company, consumers will have a single resource available to provide all of their healthcare information and services needs. With access to over 90 communities focused on specific diseases and general wellness topics, more than one million active and loyal members will have a richer and more valuable user experience.

o Media and Demographic Strengths - WebMD's advertisers and sponsors will quickly be able to leverage OnHealth Network's loyal user base, female demographic reach, broad range of health and wellness content and deep understanding of consumers. OnHealth Network advertisers, sponsors and

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     partners  have new  opportunities  for  integrated  programs  that leverage online, print and cable through WebMD's unprecedented combination and broad reach of media assets, resources and partnerships.

o Added Resources and Expertise - Healtheon/WebMD expects to gain highly knowledgeable and skilled staff in content, marketing and sales, allowing the company to scale as needed to execute against its business initiatives.

"Now more than ever, WebMD will be the first choice for physicians, consumers and partners in the healthcare industry," said Reggie Bradford, chief marketing officer of Healtheon/WebMD. "We've created a comprehensive platform for integrated marketing campaigns that reach people in the office, at the point of care, in the store and at home. We are also delivering ever-increasing numbers of consumers and providers who rely on us for trusted, timely health information, support services and convenient transactions. We aim to enhance the relationship and improve the dialogue between physicians and patients."

ABOUT HEALTHEON/WEBMD

Healtheon/WebMD (Nasdaq: HLTH) is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. With corporate headquarters in Atlanta and technology headquarters in Silicon Valley, the company was formed in November 1999 as a result of the merger of Healtheon Corporation, WebMD Inc., MEDE America and Medcast. For more information, visit HTTP://WWW.WEBMD.COM.

ABOUT ONHEALTH NETWORK COMPANY

Headquartered in Seattle, Washington, OnHealth Network Company (Nasdaq: ONHN) is a leading Internet health information and services resource that empowers consumers with integrated solutions to effectively manage their health and well-being. In association with leading medical institutions, OnHealth's seasoned health journalists and medical contributors offer unbiased and trusted health resources via reference guides, up-to-date news feeds, deep research, personalization and interactive tools. OnHealth.com is the single most trafficked health site on the web with 3.2 million unique users, according to the December 1999 Media Metrix report. The award-winning site was recently named "Best Health & Medicine Web Site" by US News & World Report, "Best Overall Health Content Site" by Gomez Advisors, and won three gold medals including "The Best Consumer Healthcare Portal Site" at the November 1999 eHealthcare World Awards. Over 500 different sites drive traffic to OnHealth.com through various strategic alliances including AOL's Digital City, Inc., Ask Jeeves, About.com, Better Homes and Gardens, Weather.com, Yahoo! and Microsoft's Hot Mail Web Courier. OnHealth also attracts leading advertisers from Glaxo Wellcome, Johnson & Johnson, Pfizer, Procter & Gamble and SmithKline Beecham to American Express, AIG Insurance, Fidelity Investments, Ford, Kellogg's and Neiman Marcus, among others. As part of strategic expansion, the company has recently acquired Health Decisions International and BabyData.com.


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Certain  statements  in this release,  such as the  Company's  ability to pursue strategic growth opportunities, increase its traffic levels and other statements
containing  "expects,"   "anticipates,"  "intends,"  "hopes"  or  "believes"  or
variations of such words and similar expressions are intended to identify forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Potential risks and uncertainties include such factors as acceptance of the Company's products and services, including the re-launch of the Company's Web site, the Company's ability to raise sufficient capital to fully implement the planned advertising campaign, competition and other risks described in the Company's filings with the Securities and Exchange Commission.

Other than historical information set forth herein, information in this press release contains "forward-looking statements. "These statements involve risks and uncertainties that could cause actual results to differ materially, including  without  limitation,  completion of the  transaction,  the ability of
Healtheon/WebMD's services to decrease costs and improve patient care, Healtheon/WebMD's limited operating history, continued growth in the use of the Internet, acceptance of the Internet as a secure medium over which to conduct transactions, the performance of Healtheon/WebMD and risks associated with its business, the volatility of the market for Healtheon/WebMD stock, actual operating performance, the ability to operate successfully in the alliance, the ability to maintain large client contracts or to enter into new contracts, and the actual financial and accounting treatment of the transaction. Additional factors that could cause actual results to differ materially are discussed in each of Healtheon/WebMD and Quintiles' recent filings with the Securities and Exchange Commission, including but not limited to S-1, S-3 and S-4 Registration Statements, Annual Reports on Form 10-K, Form 8-Ks, and other periodic reports, including Form 10-Qs.

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